EXHIBIT 10.2

Execution Counterpart

AMENDMENT NO. 3 TO SECOND LIEN CREDIT AGREEMENT dated as of December 12, 2005 (this “Amendment Agreement”) among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below) signatory hereto and the LENDERS (as defined in the Credit Agreement referred to below) signatory hereto.

The Borrower is party to a Second Lien Credit Agreement dated as of April 1, 2005 (as amended, amended and restated, supplemented or otherwise modified up to the date hereof, the “Credit Agreement”) among the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Lenders, and Credit Suisse (formerly known as Credit Suisse First Boston), as Administrative Agent, Paying Agent, Fronting Bank, and Collateral Agent.

The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement, and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth to such amendments.

Accordingly, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not herein shall be used herein as defined in the Credit Agreement.

SECTION 2. Amendments. As of the Amendment Effective Date (as defined below):

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined term therein in the appropriate alphabetical location:

“Amendment No. 3 Effective Date” means the date that the amendments to this Agreement effected by Amendment No. 3 hereto become effective.

(b) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Margin” means: (a) with respect to each Tranche A Loan, zero, (b) with respect to any Tranche B ABR Loan, (i) 6.25% per annum on or prior to the last day of the 2007 Fiscal Year and (ii) 4.875% per annum thereafter or (c) with respect to any Tranche B Eurodollar Loan, (i) 7.25% per annum on or prior to the last day of the 2007 Fiscal Year and (ii) 5.875% per annum thereafter; provided that: (i) the Applicable Margin with respect to any principal of any Tranche A Loan of any Class not paid when due resulting in a withdrawal from the Tranche A Credit-Linked Deposit Account shall be equal to the Applicable Margin for Tranche B Loans of the same Class, (ii) for each date falling on or after May 2, 2005, the Applicable Margin for each Tranche B Loan shall be increased by the Applicable Adjustment, if any, on such date and (iii) with respect to any date on or prior to the last day of the 2007 Fiscal Year, the Applicable Margin for each Type of Tranche B Loan shall be reduced by 0.50% per annum if, on the last day of each of any two consecutive Fiscal Quarters falling in the 2007 Fiscal Year

(each such day being referred to as a “Test Date”) (w) Consolidated EBITDA for the period for four consecutive Fiscal Quarters ending on such Test Date shall be at least $55,000,000, (x) the Consolidated Leverage Ratio on such Test Date shall not exceed the ratio required to have been maintained on such Test Date by Section 7.09(a) of this Agreement as in effect before the Amendment No. 3 Effective Date, (y) the Consolidated Interest Coverage Ratio on such Test Date shall not be less than the ratio required to have been maintained on such Test Date by Section 7.09(b) this Agreement as in effect before the Amendment No. 3 Effective Date and (z) the Borrower shall have furnished to the Paying Agent its financial statements as at and for the periods ending on the Test Dates as required by Section 6.01(a) or 6.01(b), together with a certificate of a Financial Officer of the Parent Guarantor certifying that the conditions set forth in the preceding clauses (w), (x) and (y) have been satisfied and setting forth reasonably detailed calculations demonstrating such satisfaction. The reduction of the Applicable Margin pursuant to clause (iii) of the proviso in the preceding sentence shall take effect from and after the second Business Day following receipt by the Paying Agent of the financial statements and certificate referred to in clause (z) of said sentence for the second Test Date (such second Business Day being referred to herein as the “Rate Reduction Date”).

(c) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything contained herein to the contrary, the amount of Consolidated EBITDA attributable to the third Fiscal Quarter of Fiscal Year 2006 shall not be deemed to exceed $6,800,000, and, if the amount of Consolidated EBITDA attributable to such Fiscal Quarter would otherwise exceed $6,800,000, such amount shall be reduced to $6,800,000 for purposes of this Agreement.”

(d) The definition of “Investment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“For the avoidance of doubt, the forgiveness by the Borrower of receivables owing from New England Dough, LLC not to exceed $3,000,000 in connection with the contemplated restructuring of New England Dough, LLC shall not be deemed to be an Investment for purposes of this Agreement.”

(e) The first sentence of Section 2.11(a) of the Credit Agreement is hereby amended to read as follows:

“The Borrower agrees to pay to the Paying Agent for the account of each Tranche A Lender a fee, accruing (subject to Section 2.12(c)) at the rate of (i) 7.25% per annum on or prior to the last day of the 2007 Fiscal Year and (ii) 5.875% per annum thereafter (plus, for any day falling on or after May 2, 2005, the Applicable Adjustment, if any, for such day) on the daily amount of the Tranche A Credit-Linked Deposit of such Tranche A Lender during the period from and including the date hereof to but excluding the date on which each of the Tranche A Funding Amounts of all of the Tranche A Lenders and the Tranche A LC Exposure have been reduced to zero; provided that such rate shall be reduced by 0.50% per annum from and after the Rate Reduction Date (as defined in the definition of “Applicable Margin” in Section 1.01 hereof) through the last day of the 2007 Fiscal Year.”

(f) Section 2.12(c) of the Credit Agreement is hereby amended by substituting "the Applicable Tranche A Rate" for each occurrence of "7.875%" and by adding the following new sentence at the end thereof:

“The ‘Applicable Tranche A Rate’ as used in this Section 2.12(c) means (i) 9.25% with respect to any date on or prior to the last day of the 2007 Fiscal Year and (ii) 7.875%, with respect to any date thereafter; provided that such rate shall be reduced by 0.50% per annum from and after the Rate Reduction Date (as defined in the definition of “Applicable Margin” in Section 1.01 hereof) through the last day of the 2007 Fiscal Year.”

(g) Sections 2.08(b) and 2.10(a) of the Credit Agreement are hereby amended by substituting “August 1, 2006” for each occurrence therein of “the first anniversary of the Effective Date”; and the tables in Sections 2.08(d) and 2.10(a) of the Credit Agreement are hereby amended to read as follows:

Period	Fee
At any time on or prior to August 1, 2007	3%

After August 1, 2007 and on or before August 1, 2008	2%

After August 1, 2008 and on or before August 1, 2009	1%

Thereafter	zero

(h) Section 5.02 of the Credit Agreement is hereby amended by deleting “and” at the end of paragraph (c) thereof, substituting “; and” for the period at the end of paragraph (d) thereof and adding a new paragraph (e) thereto reading as follows:

“(e) In connection with any requested Loan, the aggregate cash balances in all deposit accounts (including, without limitation, the Concentration Accounts and the Depository Account) of the Obligors, determined at 1:30 p.m., New York City time, on the date of such Loan (including, without duplication, the proceeds of such Loan) shall not exceed $15,000,000 after giving effect to all cash disbursements (including the use of the proceeds of such Loan) permitted hereunder to be made on such date.”

(i) The table in Section 7.09(a) of the Credit Agreement is amended to read as follows:

Period	Ratio
Second, Third and Fourth Fiscal Quarters of 2006 Fiscal Year	4.50 to 1.00
First Fiscal Quarter of 2007 Fiscal Year	5.40 to 1.00
Second Fiscal Quarter of 2007 Fiscal Year	5.00 to 1.00
Third Fiscal Quarter of 2007 Fiscal Year	4.80 to 1.00
Fourth Fiscal Quarter of 2007 Fiscal Year	4.70 to 1.00
First Fiscal Quarter of 2008 Fiscal Year and Thereafter	3.70 to 1.00

          (j) The table in Section 7.09(b) of the Credit Agreement is amended to read as follows:

Period	Ratio
Second and Third Fiscal Quarters of 2006 Fiscal Year	3.15 to 1.00
Fourth Fiscal Quarter of 2006 Fiscal Year	2.50 to 1.00
First Fiscal Quarter of 2007 Fiscal Year	2.10 to 1.00
Second Fiscal Quarter of 2007 Fiscal Year	2.05 to 1.00
Third Fiscal Quarter of 2007 Fiscal Year	2.05 to 1.00
Fourth Fiscal Quarter of 2007 Fiscal Year	2.05 to 1.00
First Fiscal Quarter of 2008 Fiscal Year and Thereafter	3.40 to 1.00

(k) Paragraph (t) of Article VIII of the Credit Agreement is hereby amended to read as follows:

“(t) the Restatement Date shall not have occurred on or before April 30, 2006; or”

(l) Exhibit G of the Credit Agreement is hereby amended by deleting “and” at the end of paragraph 3(b) thereof, substituting “; and” for the period at the end of paragraph (c) thereof and adding a new paragraph (d) thereto reading as follows:

“(d) The aggregate cash balances in all deposit accounts (including, without limitation, the Concentration Accounts and the Depository Account) of the Obligors, determined at 1:30 p.m., New York City time, on the above-referenced requested date for such Loan (including, without duplication, the proceeds of such Loan), shall not exceed $15,000,000 after giving effect to all cash disbursements (including the use of the proceeds of such Loan) permitted by the Credit Agreement to be made on such date.”

(m) Amendment and Waiver No. 2 to the Second Lien Credit Agreement dated as of October 25, 2005 among the Borrower, the Guarantors signatory thereto and the Lenders signatory thereto is hereby amended as follows:

(A) The ninth “Whereas” clause thereof is hereby amended to read as follows:

“WHEREAS, Krispy Kreme International Ltd. (“KKI”), one of the Borrower’s Included Subsidiaries, desires to sell to KKA Holdings Pty Ltd (as trustee for the KKA Holdings Unit Trust) (the “Australia Sale”) all of its equity interests in Krispy Kreme Australia Pty Limited (“KKA”) for approximately AUD 3,500,000 in cash and KKI and the Borrower desire to sell to said trustee loans made to KKA for approximately AUD 5,075,000 in cash, but the Borrower’s existing Guarantee of Indebtedness of KKA will not be reduced or cancelled concurrently with such sale;”

(B)	Clause (ii) of Section 1(c) thereof is hereby amended to read as follows:

“(ii) agree that the sale by KKI and the Borrower of their loans made to KKA as part of the Australia Sale shall be deemed to be a sale by KKI of equity interests in KKA for purposes of said Section 7.03(f) and that said Section 7.03(f) shall not be deemed to prohibit the sale of such loans in a separate transaction from, and on a different date than, the sale of the equity interests in KKA”

SECTION 3. Conditions to Effectiveness. The amendments set forth in Section 2 hereof shall become effective when, and only when, and as of the date (the “Amendment Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Amendment Agreement executed by the Borrower, each of the Guarantors (other than Freedom Rings, LLC) and the Required Lenders (b) all the conditions to the effectiveness of the Amendment No. 3 to the First Lien Credit Agreement of even date herewith, substantially in the form heretofore delivered to the Lenders, shall have occurred other than the effectiveness of this Amendment Agreement, (c) the Administrative Agent shall have received payment of all accrued fees and expenses of the Administrative Agent (including the reasonable and accrued fees of counsel to the Administrative Agent invoiced on or prior to the date hereof) and (d) the Borrower shall have paid to the Administrative Agent for the account of each Lender that shall have executed and delivered to the Administrative Agent a counterpart of this Amendment Agreement on or before the Amendment Effective Date the amendment fee payable to such Lender under Section 4 hereof.

SECTION 4. Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender that executes and delivers to the Administrative Agent a counterpart of this Amendment Agreement on or before December 15, 2005 (New York time) an amendment fee equal to 0.25% of the sum of the Tranche A Funding Amounts (or, if the Tranche A Funding Amounts have been reduced to zero, Tranche A Exposures) and the outstanding Tranche B Loans of such Lender, such fee to be payable (i) in the case of Lenders that execute and deliver this Amendment Agreement on or before the Amendment Effective Date, on the Amendment Effective Date and (ii) in the case of all other Lenders entitled to receive such fee, not later than December 19, 2005.

SECTION 5. Reference to and Effect on the Financing Documents.

(a)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

SECTION 6. Affirmation of Guarantors. Each Guarantor signatory hereto hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of the amendments set forth in Section 2 hereof (and notwithstanding the failure of Freedom Rings, LLC to be a party hereto), the obligations of such Guarantor contained in Article III of the Credit Agreement or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such amendments, each reference in Article III of the Credit Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as modified by this Amendment Agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Execution in Counterparts. This Amendment Agreement may be executed by one or more of the parties to this Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

KRISPY KREME DOUGHNUT CORPORATION

By: /s/ Michael C. Phalen
Name: Michael C. Phalen
Title: CFO

GUARANTORS:

KRISPY KREME DOUGHNUTS, INC.

KRISPY KREME DISTRIBUTING COMPANY, INCORPORATED

KRISPY KREME MOBILE STORE COMPANY

KRISPY KREME CANADA, INC.

HD CAPITAL CORPORATION

HDN DEVELOPMENT CORPORATION

KRISPY KREME COFFEE COMPANY, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION, an authorized Member

GOLDEN GATE DOUGHNUTS, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION, an authorized Member

PANHANDLE DOUGHNUTS, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION, an authorized Member

NORTH TEXAS DOUGHNUTS, L.P.

By:	KRISPY KREME DOUGHNUT CORPORATION, its General Partner

By: /s/ Michael C. Phalen
Name: Michael C. Phalen
Title: Authorized Officer

LENDER

Consent of Required Lenders Received